EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-166173, 033-46124, 333-25129, and 333-76879) of General Employment Enterprises, Inc. of our report dated December 28, 2011, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BDO USA, LLP

Chicago, Illinois
December 28, 2011